UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2018

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 572-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2018, Ladenburg Thalmann Financial Services Inc. (the "Company") entered into a three-year employment agreement with Adam Malamed to continue to serve as the Company’s Executive Vice President and Chief Operating Officer, effective as of January 1, 2018 ("Effective Date"). The agreement supersedes the Employment Letter, dated as of December 15, 2011, between the Company and Mr. Malamed.

Pursuant to the agreement, Mr. Malamed will receive a base salary of $375,00 per year, subject to periodic increases at the discretion of the board of directors of the Company (the "Board"). Mr. Malamed will also be entitled to earn commissions on his brokerage business, to receive an annual cash bonus determined by the compensation committee of the Board and to participate in the Company’s incentive plans, including the Company's Amended and Restated 2009 Incentive Compensation Plan, and the Company’s welfare and health benefit plans.

The agreement will automatically renew on each anniversary of the Effective Date for an additional one year such that the term will always be three years at any given time, subject to either party’s right to terminate the automatic renewal option on 90 days’ prior notice prior to the end of any year.

If the agreement is terminated by the Company without "Cause" or by Mr. Malamed for "Good Reason" (as each such term is defined in the agreement), or in the event of executive’s death or disability, Mr. Malamed will be entitled to a severance period of 18 months in which he will continue to be paid his base salary, bonuses (including any retention amounts) and benefits, in addition to having all stock awards immediately vest upon termination.

If termination occurs within two years after any "Change in Control" (as defined in the agreement), Mr. Malamed shall be paid a lump sum payment equal to 1.5 times Mr. Malamed's annual base salary and bonuses (including any retention amounts), in addition to having all stock awards immediately vest upon termination. Additionally, if a Change in Control occurs within twelve months after termination of employment by the Company without "Cause" or by the executive with "Good Reason," the Company’s remaining severance period payment obligations shall instead be paid in one lump sum.

If terminated by the Company for "Cause" or by executive without "Good Reason," Mr. Malamed will be entitled only to any salary and expense reimbursement owed to him through the date of termination.

The employment agreement contains provisions for the protection of the Company’s intellectual property and confidentiality and non-competition restrictions for the executive (generally imposing restrictions during employment and during the severance period described above on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment, (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

The foregoing description of Mr. Malamed's employment agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No -- Description

10.1 – Employment Agreement, dated as of January 16, 2018, between the Company and Adam Malamed.

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 16, 2018, between the Company and Adam Malamed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

January 22, 2018	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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